FOR IMMEDIATE RELEASE
July 28, 2004

For further information contact:
Ralph A. Fernandez
Senior Vice President and Chief Financial Officer
Synergy Financial Group, Inc.
(800) 693-3838, extension 3292

                          Synergy Financial Group, Inc.
                     Announces Second Quarter, 2004 Earnings

Cranford, New Jersey, July 28, 2004 - John S. Fiore, President and Chief Executive Officer of Synergy Financial Group, Inc. (Nasdaq: SYNF) (the "Company"), the holding company for Synergy Bank and Synergy Financial Services, Inc., today announced net income for the three-month period ended June 30, 2004 of $910,000, or $0.08 per basic and diluted share, based on weighted average basic and diluted shares of 11,494,581 and 11,713,264, respectively. This represents an increase of $183,000, or 25.2 percent, from $727,000, or $0.22 per basic and diluted share for the same period last year, based on weighted average basic and diluted shares of 3,234,866 and 3,236,289, respectively.

Net income for the six-month period ended June 30, 2004 was $1.9 million, or $0.18 per basic and diluted share, based on weighted average basic and diluted shares of 10,575,334 and 10,787,136, respectively. This represents an increase of $352,400, or 22.6 percent, from $1.6 million, or $0.48 per basic and diluted share, for the same period in 2003, based on weighted average basic and diluted shares of 3,233,946 and 3,234,668, respectively.

Total assets reached $800.2 million on June 30, 2004, an increase of 27.3 percent, or $171.6 million, from $628.6 million on December 31, 2003. Net loans increased 12.1 percent, or $52.4 million, to $487.0 million on June 30, 2004, from $434.6 million on December 31, 2003. On June 30, 2004, total loans

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were comprised of 26.5 percent in single-family  real estate loans, 21.6 percent in home equity loans, 24.4 percent in non-residential and multi-family mortgage loans and 25.2 percent in consumer loans. At the end of the second quarter of 2004, Synergy Bank expanded its lending product line to include commercial and industrial loans via the addition of two experienced lenders who were previously employed by a local commercial bank. As a result, the Company expects to experience an increase in this loan category in future periods.

On June 30, 2004,  the allowance for loan and lease losses was $3.8 million,  or
0.77 percent of total loans, versus $3.3 million, or 0.75 percent of total loans, on December 31, 2003. Non-performing assets to total assets was unchanged, at 0.06 percent, on June 30, 2004 and December 31, 2003.

Between December 31, 2003 and June 30, 2004, investment securities increased $110.7 million, or 70.5 percent, from $157.0 million to $267.7 million. The increase is primarily the result of investing the net capital received of $69.2 million from the Company's second-step stock offering that was completed on January 20, 2004.

Deposits reached $520.2 million on June 30, 2004, an increase of $46.7 million, or 9.9 percent, from the $473.5 million reported on December 31, 2003. Core deposits, consisting of checking, savings and money market accounts, represented
57.4 percent of total deposits on June 30, 2004, up from 54.3 percent on December 31, 2003. During the same period, borrowings increased $98.8 million, or 135.5 percent, to $171.7 million on June 30, 2004.

Stockholders'  equity  totaled  $104.4  million on June 30, 2004, an increase of
155.3 percent, or $63.5 million, from $40.9 million on December 31, 2003. On June 22, 2004, the Company's Board of Directors declared a quarterly cash dividend of $0.04 per share, payable on July 16, 2004 to stockholders of record on July 8, 2004.

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Net interest  income for the three months ended June 30, 2004 was $5.5  million, compared to $4.8 million for the same period last year, an increase of 15.4 percent. For the six months ended June 30, 2004, net interest income increased
16.8 percent, to $11.2 million from $9.6 million for the same period in 2003.

About Synergy Financial Group, Inc.

Synergy Financial Group, Inc. is the holding company for Synergy Bank and Synergy Financial Services, Inc. The Company is a financial services company that provides a diversified line of products and services to individuals and small- to mid-size businesses. Synergy offers consumer banking, mortgage lending, commercial banking, consumer finance, Internet banking, and financial services through a network of 18 branch offices located in Middlesex, Monmouth, Morris, and Union counties New Jersey.

Forward-Looking Statements

This press release contains forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations, and intentions and other statements contained in this press release that are not historical facts.

When used in this press release, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning, or future or conditional verbs, such as "will," "would," "should," "could," or "may" are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our
control.  In  addition,   these   forward-looking   statements  are  subject  to

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assumptions  with respect to future  business  strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements. We do not undertake to update any forward looking statement that may be made by the Company from time to time.

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                 SYNERGY FINANCIAL GROUP, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                           ---------------------------
                                 (In thousands)
                                 --------------

                                                                     June 30,      December 31,
                                                                       2004            2003
                                                                    (unaudited)      (audited)
                                                                    -----------      ---------
Assets:
Cash and amounts due from banks                                   $     7,559       $     4,481
Interest-bearing deposits with banks                                    1,300             2,811
                                                                  -----------       -----------
Cash and cash equivalents                                               8,859             7,292
Investment securities, available-for-sale,
   at fair value                                                      153,350           123,779
Investment securities held-to-maturity (fair
   value of $112,935 and $33,216, respectively)                       114,345            33,214
Federal Home Loan Bank of New York
   stock, at cost                                                       8,874             3,644
Loans receivable, net                                                 486,963           434,585
Accrued interest receivable                                             2,653             2,021
Property and equipment, net                                            17,346            17,620
Cash surrender value of officer life insurance                          2,414             2,475
Other assets                                                            5,415             3,988
                                                                  -----------       -----------
     Total assets                                                 $   800,219       $   628,618
                                                                  ===========       ===========

Liabilities:
Deposits                                                          $   520,202       $   473,535
Federal Home Loan Bank advances                                       171,704            72,873
Advance payments by borrowers
   for taxes and insurance                                              1,769             1,582
Accrued interest payable on advances                                      275               119
Stock subscriptions payable                                                 -            38,322
Dividend payable                                                          461                 -
Other liabilities                                                       1,383             1,259
                                                                  -----------       -----------
     Total liabilities                                                695,794           587,690
                                                                  -----------       -----------

Commitments and contingencies                                               -                 -

Stockholders' equity:
Preferred stock; $.10 par value, 2,000,000 shares
   authorized; issued and outstanding - none                                -                 -
Common stock; $.10 par value, 18,000,000 shares
   authorized; issued June 30, 2004 - 12,452,011,
   December 31, 2003 - 3,344,252                                        1,245               334
Additional paid-in-capital                                             83,122            15,008
Retained earnings                                                      29,311            27,858
Unearned ESOP shares                                                   (6,302)           (1,009)
Unearned RSP compensation                                                (892)           (1,011)
Treasury stock acquired for the RSP                                      (454)             (103)
Accumulated other comprehensive
   income (loss), net of taxes                                         (1,605)             (149)
                                                                  ------------      -----------
     Total stockholders' equity                                       104,425            40,928
                                                                  -----------       -----------
     Total liabilities and stockholders' equity                   $   800,219       $   628,618
                                                                  ===========       ===========

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                 SYNERGY FINANCIAL GROUP, INC. AND SUBSIDIARIES
                        Consolidated Statements of Income
                        ---------------------------------
                      (In thousands, except per share data)
                      -------------------------------------

                                                For the Three Months      For the Six Months
                                                   ended June 30,            ended June 30,
                                                  2004         2003         2004         2003
                                                  ----         ----         ----         ----
                                              (unaudited)  (unaudited)  (unaudited)  (unaudited)
                                              -----------  -----------  -----------  -----------
Interest income:
   Loans, including fees                       $  6,681     $   6,277    $  13,397    $  12,544
   Investment securities                          1,652         1,078        3,163        2,275
   Other                                             24            64           45          108
                                               --------     ---------    ---------    ---------
     Total interest income                        8,357         7,419       16,605       14,927
                                               --------     ---------    ---------    ---------
Interest expense:
   Deposits                                       2,191         2,211        4,285        4,497
   Borrowed funds                                   630           409        1,106          825
                                               --------     ---------    ---------    ---------
     Total interest expense                       2,821         2,620        5,391        5,322
                                               --------     ---------    ---------    ---------
     Net interest income before provision
     for loan losses                              5,536         4,799       11,214        9,605
                                               --------     ---------    ---------    ---------
Provision for loan losses                           336           353          704          470
                                               --------     ---------    ---------    ---------
     Net interest income after provision for
     loan losses                                  5,200         4,446       10,510        9,135
                                               --------     ---------    ---------    ---------
Other income:
   Service charges and other fees on deposit
   Accounts                                         564           421        1,048          732
   Commissions                                       18            16           33           51
   Other                                            (69)          215          103          251
                                               ---------    ---------    ---------    ---------
     Total other income                             513           652        1,184        1,034
                                               --------     ---------    ---------    ---------
Other expenses:
   Salaries and employee benefits                 2,239         1,827        4,493        3,689
   Premises and equipment                           906         1,155        1,915        1,948
   Occupancy                                        473           456          947          964
   Professional services                            118           118          246          276
   Advertising                                      186           197          362          358
   Other operating                                  319           268          590          528
                                               --------     ---------    ---------    ---------
     Total other expenses                         4,241         4,021        8,553        7,763
                                               --------     ---------    ---------    ---------
     Income before income tax expense             1,472         1,077        3,141        2,406
                                               --------     ---------    ---------    ---------
Income tax expense                                  562           350        1,226          843
                                               --------     ---------    ---------    ---------
     Net income                                $    910     $     727        1,915        1,563
                                               ========     =========    =========    =========

Per share of common stock:
   Basic earnings per share                    $   0.08     $    0.22    $    0.18    $    0.48
   Diluted earnings per share                  $   0.08     $    0.22    $    0.18    $    0.48

Basic weighted average shares
   outstanding                               11,494,581     3,234,866   10,575,334    3,233,946
Diluted weighted average shares
   outstanding                               11,713,264     3,236,289   10,787,136    3,234,668

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